                             FOR IMMEDIATE RELEASE

Bridgeline Digital Reports Financial Results

for the Second Quarter and Six Months of Fiscal 2011

iAPPS License sales increase 189% over the past 12 months

Woburn, MA, May 16, 2011 - Bridgeline Digital, Inc. (NASDAQ: BLIN), developer of an award winning web engagement management software suite and award-winning interactive technology solutions, today announced financial results for its second quarter and six month period ended March 31, 2011.

Highlights from the second quarter of fiscal 2011 include:

•	Revenue increased 23% to $6.6 million when compared to $5.4 million for the quarter ended March 31, 2010.

•	New business bookings increased 35% in the quarter to $6.5 million compared to $4.8 million for the quarter ended March 31, 2010.

•
Revenue from subscription, perpetual licenses and managed service hosting increased 43% to $1.2 million in the quarter ended March 31, 2011 when compared to $862 thousand for the quarter ended March 31, 2010.

•
License sales during the 12 month period ended March 31, 2011 achieved 189% growth over license sales in the prior 12 month period ended March 31, 2010.  As of March 31, 2011, 315 iAPPS licenses have been sold.

•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $256 thousand compared to $528 thousand for the quarter ended March 31, 2010.

•	Cash flow generated from operations was $333 thousand for the quarter ended March 31, 2011 compared to $640 thousand for the quarter ended March 31, 2010.

•	A balance sheet at March 31, 2011 with total assets of $32.3 million and only $10.9 million of liabilities. Cash and accounts receivable totaled $7.2 million at March 31, 2011.

Highlights from the first six months of fiscal 2011 include:

•	Revenue increased 21% to $13.1 million when compared to $10.9 million for the six months ended March 31, 2010.

•
Revenue from subscription, perpetual licenses and managed service hosting increased 28% to $2.2 million in the quarter ended March 31, 2011 when compared to $1.7 million for the six months ended March 31, 2010.

•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization and stock-based compensation) was $741 thousand compared to $1.2 million for the six months ended March 31, 2010.

•	Non-GAAP net income was $100 thousand compared to non-GAAP net income of $637 thousand for the six months ended March 31, 2010.

“We continue to see strong traction in iAPPS licenses and we are very excited that iAPPS is a finalist for two 2011 CODiE Awards”, said Thomas Massie, Bridgeline Digital’s President & CEO.  “Our valued customers continue to see strong price performance benefits from the iAPPS Product Suite.”

Bridgeline Digital expects annual revenue for fiscal 2011 in the range of $26.5 million to $27.5 million.  In addition, the Company expects to generate positive non-GAAP net income and positive Adjusted EBITDA during the remainder of fiscal 2011.

Results of Operations for the Three Months Ended March 31, 2011 Compared to March 31, 2010

For the three months ended March 31, 2011 our revenue increased 23% to $6.6 million from $5.4 million for the same period of fiscal 2010.  Gross profit was $3.4 million compared with $2.8 million for the same period of fiscal 2010, an increase of 20%.  Gross profit margins were 51% compared with 52% for the same period of fiscal 2010.  The decrease in gross profit margin is due to the impact of lower gross profit margin from web application development services from the two acquisitions completed during the second half of fiscal 2010.

The loss from operations for the three month period was ($247) thousand compared with income from operations of $30 thousand in the same period of fiscal 2010.  The net loss for the three month period was ($329) thousand compared with net income of $20 thousand in the same period of fiscal 2010.  The primary reason for the decrease in operating and net income was due to the significant reduction in capitalized costs related to iAPPS software development in the three months ended March 31, 2011, while there were $168 thousand of capitalized costs in the three months ended March 31, 2010.  In addition, the decrease is due to lower gross margin contribution and increased sales expense from our two recent acquisitions.  Earnings (loss) per share were ($0.03) for the three months ended March 31, 2011 compared with $0.00 for the same period of the prior year.  Non-GAAP adjusted net (loss) was ($67) thousand and non-GAAP adjusted earnings per diluted share was $0.00 for the three months ended March 31, 2011 compared with non-GAAP adjusted net income of $166 thousand and non-GAAP adjusted earnings per diluted share of $0.01 for the same period of fiscal 2010.  Adjusted EBITDA was $256 thousand and Adjusted EBITDA per diluted share was $0.02 for the three months ended March 31, 2011 compared with $528 thousand and $0.04 for the same period of fiscal 2010.

Results of Operations for the Six Months Ended March 31, 2011 Compared to March 31, 2010

For the six months ended March 31, 2011 our revenue increased 21% to $13.1 million from $10.9 million for the same period of fiscal 2010.  Gross profit was $6.5 million compared with $5.8 million for the same period of fiscal 2010, an increase of 12%.  Gross profit margins were 50% compared with 54% for the same period of fiscal 2010.  The decrease in gross profit margin is due to the impact of lower gross profit margin from web application development services from the two acquisitions completed during the second half of fiscal 2010.

The loss from operations for the six month period was ($331) thousand compared with income from operations of $272 thousand in the same period of fiscal 2010.  The net loss for the six month period was ($485) thousand compared with net income of $240 thousand in the same period of fiscal 2010.  The primary reason for the decrease in operating and net income was due to the significant reduction in capitalized costs related to iAPPS software development in the six months ended March 31, 2011, while there were $338 thousand of capitalized costs in the six months ended March 31, 2010.  In addition, the decrease is due to lower gross margin contribution and increased sales expense from our two recent acquisitions.  Earnings (loss) per share were ($0.04) for the six months ended March 31, 2011 compared with $0.02 for the same period of the prior year.  Non-GAAP adjusted net income was $100 thousand and non-GAAP adjusted earnings per diluted share was $0.01 for the six months ended March 31, 2011 compared with non-GAAP adjusted net income of $637 thousand and non-GAAP adjusted earnings per diluted share of $0.05 for the same period of fiscal 2010.  Adjusted EBITDA was $741 thousand and Adjusted EBITDA per diluted share was $0.06 for the six months ended March 31, 2011 compared with $1.2 million and $0.10 for the same period of fiscal 2010.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges.  Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's business.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measure. Because of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Conference Call

Bridgeline Digital will host a discussion of its results for the three and six months ended March 31, 2011 at approximately 4:30 p.m. ET today. To listen to the conference call please dial (877) 837-3910 for U.S., (973) 796-5077 for international.

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Reconciliation of GAAP net (loss)income to
non-GAAP adjusted net (loss)income:
GAAP net (loss)income	$(329)	$20	$(485)	$240
Amortization of intangible assets	190	142	398	283
Stock-based compensation	72	103	187	173
Tax effect of non-GAAP adjustments	-	(99)	-	(59)
Non-GAAP adjusted net (loss)income	$(67)	$166	$100	$637

Reconciliation of GAAP (loss)earnings per diluted share to
non-GAAP adjusted earnings per diluted share:
GAAP net (loss)income per share	$(0.03)	$0.00	$(0.04)	$0.02
Amortization of intangible assets	0.02	0.01	0.03	0.02
Stock-based compensation	0.01	0.01	0.02	0.01
Tax effect of non-GAAP adjustments	-	(0.01)	-	-
Non-GAAP adjusted net income	$0.00	$0.01	$0.01	$0.05

Reconciliation of GAAP net (loss)income to Adjusted EBITDA:
GAAP net (loss)income	$(329)	$20	$(485)	$240
Provision for income tax	21	15	42	31
Interest expense (income),net	61	(5)	112	1
Amortization of intangible assets	190	142	398	283
Depreciation	150	187	312	371
EBITDA	93	359	379	926
Other amortization	91	66	175	117
Stock-based compensation	72	103	187	173
Adjusted EBITDA	$256	$528	$741	$1,216

Reconciliation of GAAP net (loss)earnings per diluted share to
Adjusted EBITDA per diluted share:
GAAP net (loss)income per share	$(0.03)	$0.00	$(0.04)	$0.02
Provision for income tax	-	-	-	-
Interest expense (income),net	-	-	0.01	-
Amortization of intangible assets	0.02	0.01	0.04	0.02
Depreciation	0.01	0.02	0.03	0.03
Other amortization	0.01	-	0.01	0.01
Stock-based compensation	0.01	0.01	0.01	0.02
Adjusted EBITDA	$0.02	$0.04	$0.06	$0.10

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenue:
Web application development services	$5,381	$4,525	$10,924	$9,138
Managed service hosting	501	506	968	1,000
Subscription and perpetual licenses	731	356	1,250	728
Total revenue	6,613	5,387	13,142	10,866

Cost of revenue:
Web application development services	2,963	2,273	5,976	4,451
Managed service hosting	115	159	261	288
Subscription and perpetual licenses	178	167	361	300
Total cost of revenue	3,256	2,599	6,598	5,039
Gross profit	3,357	2,788	6,544	5,827

Operating expenses:
Sales and marketing	1,779	1,170	3,422	2,420
General and administrative	1,022	1,032	1,920	2,201
Research and development	470	250	852	325
Depreciation and amortization	333	306	681	609
Total operating expenses	3,604	2,758	6,875	5,555
(Loss)income from operations	(247)	30	(331)	272
Interest income (expense), net	(61)	5	(112)	(1)
(Loss)income before income taxes	(308)	35	(443)	271
Provision for income taxes	21	15	42	31
Net (loss)income	$(329)	$20	$(485)	$240

Net(loss)income per share:
Basic	$(0.03)	$0.00	$(0.04)	$0.02
Diluted	$(0.03)	$0.00	$(0.04)	$0.02
Number of weighted average shares:
Basic	12,254,793	11,186,145	12,069,326	11,184,156
Diluted	12,254,793	11,755,919	12,069,326	11,650,060

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

ASSETS
	March 31,	September 30,
	2011	2010
Current Assets:
Cash and cash equivalents	$3,125	$3,045
Accounts receivable and unbilled revenues, net	4,120	3,929
Preapid expenses and other current assets	518	351
Total current assets	7,763	7,325
Equipment and improvements, net	1,685	1,171
Intangible assets, net	1,894	2,292
Goodwill	20,039	20,036
Other assets	876	900
Total assets	$32,257	$31,724

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilites:
Accounts payable	$1,088	$1,270
Accrued liabilities	929	1,024
Accrued earnouts, current	490	900
Debt, current	2,341	2,475
Capital lease obligations, current	220	50
Deferred revenue	1,176	899
Total current liabilities	6,244	6,618
Accrued earnouts, net of current portion	1,073	1,073
Debt, net of current portion	2,942	3,025
Capital lease obligations, net of current portion	332	11
Other long term liabilities	323	341
Total liabilities	10,914	11,068

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock - $0.001 par value; 20,000,000 shares authorized;
12,306,207 and 11,188,208 shares issued and outstanding, respectively	12	11
Additional paid-in-capital	37,913	36,749
Accumulated deficit	(16,473)	(15,988)
Accumulated other comprehensive income	(109)	(116)
Total stockholders' equity	21,343	20,656
Total liabilities and stockholders' equity	$32,257	$31,724

About Bridgeline Digital, Inc

Bridgeline Digital is a developer of an award-winning web engagement management product suite and award-winning interactive business technology solutions that help customers leverage best in class web-based technologies to achieve their business objectives. The iAPPS Product Suite is an innovative SaaS solution that  unifies Content Management, eCommerce, eMarketing, and Analytics capabilities into the heart of websites, online stores, intranets, extranets and portals - enabling business users to swiftly enhance and optimize the value of their web properties. iAPPS Content Manager is the 2010 CODiE Award Winner for Best Content Management Solution, globally.

Combined with award-winning application development services by Microsoft Gold-Certified development teams, Bridgeline Digital helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline’s teams of developers specialize in web application development, e-commerce development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Digital is headquartered near Boston with additional locations in Atlanta, Baltimore, Chicago, Denver, New York, Philadelphia, Virginia, and Bangalore, India. Bridgeline Digital has hundreds of customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Sun Chemical, Honeywell, Healthcore, LG Electronics, Marriott International, Berkshire Life, PODS, Budget Rental Car, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, and the American Academy of Pediatrics. To learn more about Bridgeline Digital, please visit www.bridgelinedigital.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, our ability to maintain an effective system of internal controls, or risks associated with our contracts with the U.S. federal government, as well as other risks described in our filings with the Securities and Exchange Commission.  Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Genesis Select (Investor Relations)
Budd Zuckerman
President
303-415-0200 begin_of_the_skype_highlighting
bzuckerman@genesisselect.com

Bridgeline Digital, Inc.
Michael Prinn
Vice President & Chief Accounting Officer
781-497-3016
mprinn@blinedigital.com